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                                                                    EXHIBIT 10.6


                          INVESTORS' RIGHTS AGREEMENT


          THIS INVESTORS' RIGHTS AGREEMENT ("Agreement") is made as of the 6th day of September, 1996 by and among BIONIX, INC., a Delaware corporation (the "Company"), the parties designated as "Investors" on the signature pages hereof, each of which is herein referred to as an "Investor," and the parties designated as "Founding Stockholders" on the signature pages hereof, each of whom is herein referred to as a "Founding Stockholder".

                                    RECITALS

          WHEREAS, the Founding Stockholders presently own all but 105,000 of the outstanding shares of capital stock of the Company;

          WHEREAS, the Company and the Investors have negotiated and shall execute a Stock Purchase Agreement of even date herewith (the "Series A Agreement");

          WHEREAS, execution of this Agreement is a condition to the consummation of the Series A Agreement; and

          WHEREAS, in order to induce the Company to enter into the Series A Agreement and to induce the Investors to invest funds in the Company pursuant to the Series A Agreement, the Investors, the Founding Stockholders and the Company intend that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issuable to the Investors and shall govern certain other matters forth herein;

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1.      REGISTRATION RIGHTS.  This Section 1 sets forth the Company's
                  -------------------
agreement with respect to the registration of shares of Common Stock that the Investors may acquire upon conversion of any shares of Series A Preferred Stock (as defined in the Series A Agreement) or upon exercise of any Warrants (as defined in the Series A Agreement) purchased by the Investors pursuant to the Series A Agreement. The Company shall have no obligation hereunder to register any shares of Series A Preferred Stock or Warrants. Subject to the foregoing, the Company covenants and agrees with respect to the registration of the Common Stock as follows:

                  1.1  DEFINITIONS.  For purposes of this Section 1:
                       -----------

          (a) The term "Act" means the Securities Act of 1933, as amended.

          (b) The term "Common Stock" shall mean the Company's common stock, par value $.001 per share.
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          (c) The term "Form S-3" means such form under the Act as is in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities (including any Founding Stockholders to the extent that such Founding Stockholders acquire Series A Preferred Stock or Warrants pursuant to the Series A Agreement) or any assignee thereof in accordance with Section 1.13 hereof.

          (e) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          (f) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

          (g) The term "Registrable Securities" means the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, par value $.001 per share, issued by the Company pursuant to the Series A Agreement, the Common Stock issued or issuable upon exercise of the Warrants issued pursuant to the Series A Agreement, the Common Stock acquired pursuant to Section 2.2 hereof, and any other shares of Common Stock issued in respect of such shares (because of stock splits, stock dividends, reclassifications, recapitalizations, or similar events.)

          (h) The number of shares of "Registrable Securities then outstanding" shall mean, as of a particular date, the number of shares of Common Stock outstanding on such date which are Registrable Securities, the number of shares of Common Stock issuable on such date pursuant to the conversion of shares of Series A Preferred Stock outstanding on such date and the number of shares of Common Stock issuable on such date pursuant to the exercise of Warrants which are outstanding on such date.

          (i) The term "SEC" shall mean the Securities and Exchange
Commission.

                  1.2  REQUEST FOR REGISTRATION.
                       ------------------------

          (a)  If the Company shall receive, at any time after the earlier of
(i) the date four years from the date hereof or (ii) six (6) months after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or to an SEC Rule 145 transaction), a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty-three and

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one-third percent (33-1/3%) of the Registrable Securities then outstanding (or a percentage less than 33-1/3% if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall:

                  (i) within ten (10) days of the receipt thereof, give written notice of such request to all Holders; and

                  (ii) effect as soon as practicable the registration under the Act of all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b), within twenty (20) days of the mailing of such notice by the Company in accordance with Section 3.5.

          (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a)(i). The managing underwriter or underwriters will, at the Company's option, either (i) be selected by the Company and be reasonably acceptable to a majority in interest of the Initiating Holders or (ii) be selected by a majority in interest of the Initiating Holders and be reasonably acceptable to the Company. In either such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed upon by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities (other than securities offered directly by the Company) are first entirely excluded from the underwriting.

          (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting registration pursuant to this Section 1.2, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request of the

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Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

          (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

                (i) After the Company has effected two registrations pursuant to this Section 1.2 and such registrations have been declared or ordered effective;

               (ii) During the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof, provided that the Company is actively employing all reasonable efforts to cause such registration statement to become effective; or

              (iii) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below.

          1.3   COMPANY REGISTRATION.  If (but without any obligation to
                --------------------
do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating to the sale of securities to participants in a Company stock option, stock purchase or similar plan or an SEC Rule 145 transaction, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of any Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of
Section 1.8, cause to be registered under the Act all of the Registrable Securities that such Holder has requested to be registered.

          1.4   OBLIGATIONS OF THE COMPANY.  Whenever required under this
                --------------------------
Section 1 to effect the registration of any Registrable Securities, the Company shall:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, subject to Section 1.17, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period that the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or

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other securities) of the Company; and (ii) in the case of any registration of
Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment that (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference into the registration statement of information (required to be included in (I) and (II) above) contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process or to submit to the jurisdiction of any taxing authority in any such states or jurisdictions, except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered hereunder to be listed on any securities exchange on which similar securities issued by the Company are then listed.

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          (h) Provide a transfer agent and registrar for all Registrable
Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

          (i) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               1.5  FURNISH INFORMATION.
                    -------------------

          (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

          (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

          1.6  EXPENSES OF DEMAND REGISTRATION.  All expenses other than
               -------------------------------
underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder and if Company counsel does not make itself available for this purpose, then the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders) shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders participating therein shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable

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promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

          1.7   EXPENSES OF COMPANY REGISTRATION.  The Company shall bear
                --------------------------------
and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing and qualification fees, printers' fees and accounting fees relating or apportionable thereto and the fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder and if Company counsel does not make itself available for this purpose, then the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

          1.8   UNDERWRITING REQUIREMENTS.  In connection with any offering
                -------------------------
involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected in the manner described herein, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities (other than securities to be sold by the Company) that the managing underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the managing underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders),but in no event shall the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities in which case the shares registered on behalf of the Holders may be reduced to zero if the managing underwriters make the determination described above and such reduction is effected on a pro rata basis among all stockholders of the Company requesting or entitled to registration. For purposes of the preceding parenthetical concerning apportionment for any selling stockholder that is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

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

          1.9  DELAY OF REGISTRATION.  No Holder shall have any right to
               ---------------------
obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

          1.10  INDEMNIFICATION.  In the event that any Registrable
                ---------------
Securities are included in a registration statement under this Section 1:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, or the 1934 Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company, nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder (severally, not jointly) will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

          (c) Promptly after receipt by an indemnified party under this Section
1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel designated by the indemnifying party; provided, however, that an indemnified party (together with all other indemnified parties) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

          (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with any related underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

          (f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1.

          1.11  REPORTS UNDER THE 1934 ACT.  With a view to making available
                --------------------------
to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use its best efforts to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times commencing ninety (90) days after the effective date of the first registration statement filed by the Company with the SEC for the offering of its securities to the general public;

          (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the one year anniversary of the date on which the first registration statement filed by the Company with the SEC for the offering of its securities to the general public is declared effective;

          (c) after the effective date of the first registration statement filed by the Company with the SEC for the offering of its securities to the general public, file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time commencing ninety (90) days after the effective date of the first registration statement filed by the Company with the SEC), the Act and the 1934 Act ( any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualified), (ii) a copy, if applicable, of the most recent annual or quarterly report of the Company and such other reports and documents filed by the Company with the SEC, and (iii) after the effective date of the first registration statement filed by the Company with the SEC for the offering of its securities to the general public, such other information as may be reasonably requested in availing a Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

          1.12  FORM S-3 REGISTRATION.  In case the Company shall receive
                ---------------------
from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to an underwritten offering of all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

          (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000; (3) if the Company shall furnish to Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than sixty (60) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; or (4) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process or to submit to the taxing authority of such jurisdiction, in effecting such registration, qualification or compliance.

          (c) Subject to the foregoing, the Company shall file a registration statement on Form S-3 covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer's and accounting fees and the reasonable fees and disbursements of counsel for the Company (including fees and disbursements of counsel for the Company in its capacity as counsel to the selling Holders hereunder and if Company counsel does not make itself available for this purpose, then the Company will pay the reasonable fees and disbursements of one counsel for the selling Holders), but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section
1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

          1.13  ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause the
                ---------------------------------
Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to (i) a partner or shareholder of such Holder or (ii) a transferee or assignee of such securities who acquires at least twenty percent (20%) of the Registrable Securities (as adjusted for stock splits, combinations and the like) owned by such Holder, provided that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is not a public offering requiring registration under the Act.

          1.14  LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.  From and
                ---------------------------------------------
after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder
(a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.15  "MARKET STAND-OFF AGREEMENT".  Each Investor hereby agrees
                ---------------------------
that, during the period of duration specified by the Company and a managing underwriter of Common Stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, such Investor shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by such Investor at any time during such period except Common Stock included in such registration statement; provided, however, that:

          (a) all executive officers and directors of the Company and all Founding Stockholders enter into similar agreements; and

          (b)  such market stand-off time period shall not exceed 180 days.

          In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor until the end of such period.

          Notwithstanding the foregoing, the obligations described in this
Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to an SEC Rule 145 transaction on Form S-4 or a similar form that may be promulgated in the future.

          1.16  TERMINATION OF REGISTRATION RIGHTS.  No Holder shall be
                ----------------------------------
entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of a sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public.

          1.17  SUSPENSION OF REGISTRATION OBLIGATIONS.  Notwithstanding any
                --------------------------------------
provisions herein to the contrary, the Company shall have the right to suspend the effectiveness of any registration statement or withdraw any registration statement if such action is determined by the Company, upon advice of counsel, to be reasonably necessary to protect the Company against liability under federal or securities laws. In such event, the Company shall use reasonable efforts to terminate such suspension or refile such registration statement as promptly as possible and to maintain the effectiveness of such registration statement for such extended period of time as the Board of Directors shall determine, in its discretion, to be reasonable under the circumstances.

          2.   COVENANTS.
               ---------

               2.1  DELIVERY OF FINANCIAL STATEMENTS.  The Company shall deliver
                    --------------------------------
to each Investor:

          (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, a consolidated income statement, statement of cash flows and statement of changes in stockholders' equity for such fiscal year and a consolidated balance sheet of the Company as of the end of such year, such year-end financial statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

          (b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited consolidated income statement and statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

          (c) if such Investor holds an aggregate of at least 100,000 shares of Series A Preferred Stock: within thirty (30) days of the end of each month, an unaudited consolidated income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail, comparing actual performance to budget;

          (d) if such Investor holds an aggregate of at least 100,000 shares of Series A Preferred Stock: as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including consolidated balance sheets and statement of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

          (e) with respect to the financial statements called for in subsections
(b) and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present, in all material respects, the consolidated financial condition of the Company and its consolidated results of operations for the period specified, subject to year-end audit adjustment.


          2.2       RIGHT OF FIRST OFFER.  Subject to the terms and conditions
                    --------------------
specified in this Section 2.2, the Company hereby grants to each Holder a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). A Holder shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

          Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock ("Shares"), the Company shall first make an offering of such Shares to each Holder in accordance with the following provisions:

          (a) The Company shall deliver a notice by certified mail ("Notice") to the Holders stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

          (b) Within fifteen (15) calendar days after receipt of the Notice, the Holder may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Registrable Securities issued and held by such Holder bears to the total number of shares of Registrable Securities issued and held by all Holders. The Company shall promptly, in writing, inform each Holder that purchases all of the shares available to it ("Fully-Exercising Holder") of any other Holder's failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Holder shall be entitled to obtain that portion of the Shares for which Holders were entitled to subscribe but that were not subscribed for by the Holders that is equal to the proportion that the number of shares of the Registrable Securities then held by such Fully-Exercising Holder bears to the total number of shares of the Registrable Securities issued and held by all Fully-Exercising Holders who wish to purchase some of the unsubscribed shares.

          (c) If all Shares that Holders are entitled to obtain pursuant to subsection 2.2(b) are not elected to be obtained as provided in subsection 2.2(b) hereof, the Company may, during the 180-day period following the expiration of the period provided in subsection 2.2(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, the price and terms specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within 90 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Holders in accordance herewith.

          (d) The right of first offer in this Section 2.2 shall not be applicable (i) to the issuance or sale of not to exceed 947,632 shares of Common Stock (or options therefor) to directors, officers, employees, distributors and consultants for the primary purpose of soliciting or retaining their employment or business, or (ii) to the issuance of Series A Preferred Stock and Warrants pursuant to the Series A Agreement, or (iii) to, or after consummation of, a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act pursuant to a registration statement, or (iv) to the issuance of securities pursuant to the conversion or exercise of convertible securities, or (v) to the issuance of securities in connection with a business or product acquisition of or by the Company, whether by merger, reincorporation, consolidation, purchase or sale of assets, sale or exchange of stock or otherwise, or (vi) to the issuance of stock, warrants or other securities or rights in connection with the grant of marketing rights or otherwise to persons or entities with which the Company or any of its subsidiaries has business relationships; provided, however, that the exclusions set forth in clauses (v) and (vi) above shall only apply if the issuances are approved by (a) a majority in interest of the Holders and (b) a majority of the members of the Company's Board of Directors other than the "Founding Stockholder Nominees" (as defined herein).

          (e) The right of first refusal set forth in this Section 2.2 may not be assigned or transferred, except that (i) such right is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

          2.3   BOARD OF DIRECTORS.  As of the closing under the Series A
                ------------------
Agreement, the Board of Directors of the Company shall consist of six members:
David W. Anderson, David J. Bershad, Anthony J. Dimun, Terral M. Jordan, Pertti Tormala and Terence D. Wall. It is understood that after such closing, a seventh director shall be added by the Board. Each of the Investors and Founding Stockholders shall vote all of their shares of capital stock of the Company in favor of two "Founding Stockholders Nominees" each time that directors of the Company are elected. In the event that any such "Founding Stockholder Nominee" should cease to serve as a member of the Board of Directors of the Company and should his or her replacement be selected by the shareholders of the Company, each of the Investors and Founding Stockholders shall vote all of their shares of capital stock of the Company in favor of a replacement director designated by holders of a majority in interest of the Common Stock held by the Founding Stockholders. For purposes of this Agreement, the term "Founding Stockholder Nominees" shall mean two officers or key employees of the Company designated by the holders of a majority in interest of the Common Stock held by all Founding Stockholders. An individual nominated by the Founding Stockholders to fill a vacancy of any of the Founding Stockholder Nominees shall also be an officer or key employee of the Company. Initially, the Founding Stockholder Nominees shall be David W. Anderson and Pertti Tormala.

          2.4   OTHER REGISTRATION RIGHTS.  The Company shall not grant
                -------------------------
registration rights to any shareholder without the approval of a majority in interest of the Holders.

          2.5  LIMITATIONS AND TERMINATION OF COVENANTS.  The covenants set
               ----------------------------------------
forth in Sections 2.1, 2.3 and 2.4 hereof shall terminate as to all Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with a firm commitment underwritten offering of its securities to the general public is consummated or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur. The covenants set forth in Section 2.2 hereof shall terminate as to all Investors and be of no further force and effect when the shares of Series A Preferred Stock issued pursuant to the Series A Agreement are no longer outstanding.

          3.   MISCELLANEOUS.
               -------------

          3.1  SUCCESSORS AND ASSIGNS.  Except as otherwise provided
               ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities, subject to limitations on assignability provided for herein). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          3.2  GOVERNING LAW.  This Agreement shall be governed by and
               -------------
construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.

          3.3  COUNTERPARTS.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          3.4  TITLES AND SUBTITLES.  The titles and subtitles used in this
               --------------------
Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          3.5  NOTICES.  Unless otherwise provided, any notice required or
               -------
permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or on the fifth (5th) calendar day after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

          3.6  EXPENSES.  If any action at law or in equity is necessary to
               --------
enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          3.7  AMENDMENTS AND WAIVERS.  Any term of this Agreement may be
               ----------------------
amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this subsection 3.7 shall be binding upon each Holder of any Registrable Securities then outstanding or securities exercisable for or convertible into Registrable Securities (including Holders of any securities deemed Registrable Securities pursuant to Section 1.1(d) hereof), each future holder of all such Registrable Securities, and the Company.

          3.8  SEVERABILITY.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          3.9  AGGREGATION OF STOCK.  All shares of Registrable Securities held
               --------------------
or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          3.10 ENTIRE AGREEMENT.  This Agreement constitutes the full and entire
               ----------------
understanding and agreement between the parties hereto with regard to the subject matter hereof.

          3.11 RULE OF CONSTRUCTION.  This Agreement shall not be construed
               --------------------
against the party that drafted this Agreement merely by virtue of the fact that such party drafted this Agreement.

          3.12 LEGEND.  The parties hereto shall take all steps necessary to
               ------
assure that the stock certificates representing all shares of the Company's capital stock owned by Investors and Founding Stockholders bear a legend referencing the agreement set forth in Section 2.3 hereof, such legend to be in such form as the Company shall reasonably determine.

          3.13      ATTORNEYS' FEES.  In the event of any dispute involving the
                    ---------------
terms hereof, the prevailing parties shall be entitled to collect legal fees and expenses from the other parties to the dispute.

          IN WITNESS WHEREOF, the parties hereto have executed this Investors' Rights Agreement as of the date first above written.


                              BIONIX, INC.


                              By: /s/ David W. Anderson
                                 ---------------------------------------
                                 David W. Anderson, President

                    Address:  279B Great Valley Parkway
                              Malvern, PA   19355


                              INVESTORS*:


                              /s/ David J. Bershad
                              ------------------------------------------
                              David J. Bershad

                     Address: 2 Stonebridge Road
                              Montclair, New Jersey


                              BTAR ASSOCIATES, L.P.

                              By:  STRATEGIC CONCEPTS, INC.,
                                   general partner


                                 By: /s/ Anthony J. Dimun
                                     ---------------------
                                     Anthony J. Dimun
                                     Title:  President

                    Address:  46 Parsonnage Hills Road
                              Short Hills, New Jersey  07078



*David J. Bershad, BTAR Associates, LP and TDW Associates, LP are deemed to be "Investors" hereunder with respect to securities that they will acquire pursuant to the Series A Agreement.

                              TDW ASSOCIATES, LP

                              By: TDW III, INC., general partner


                                  By: /s/ Terence D. Wall
                                      ----------------------
                                       Terence D. Wall
                                       Title:  President

                    Address:  160 Lloyd Road
                              Montclair, New Jersey  07042


                                 T. ROWE PRICE THRESHOLD
                                 FUND III, L.P.,

                                 By:  T. Rowe Price Threshold Fund
                                      Associates, Inc., General Partner of
                                      T. Rowe Price Threshold Fund III, L.P.


                                      By: /s/ Junerose C. Sordoni
                                         ----------------------------------
                                              Junerose C. Sordoni

                             Address: 100 E. Pratt Street
                                      Baltimore, Maryland  21202


                                  H & Q BIONIX INVESTORS, L.P.


                                  By: /s/  H & Q BIONIX INVESTORS, L.P.
                                     -------------------------------------

                        Address:  HAMBRECHT & QUIST
                                  One Bush Street
                                  San Francisco, CA 94104

                                  LANDMARK FINANCIAL ASSOCIATES II, L.P.


                                  By: /s/ John J. Moroney
                                     --------------------------------------
                                       John J. Moroney, General Partner

                        Address:  P.O. Box  187
                                  Harrington Park, New Jersey  07640


                                  /s/ Russell Stravitz
                                  ----------------------------------------
                                       Russell Stravitz

                        Address:  4181 Harris Trail
                                  Atlanta, Georgia  30327


STAGE RIGHT LTD. DEFINED          JMS F/B/O RICHARD LANDIS PROFIT
BENEFITS PENSION PLAN               SHARING KEOGH PLAN


By: /s/ Richard Landis            By: /s/ Richard Landis
   --------------------------        --------------------------------------

Address:                          By: /s/ Gail R. Simon, Esq.
 Janney Montgomery Scott             --------------------------------------
 1801 Market Street               Address:  Janney Montgomery Scott
 Philadelphia, Pennsylvania 19103           1801 Market Street
 Attention:  Retirement Plans               Philadelphia, Pennsylvania  19103
   Department                               Attention:  Retirement Plans
 Account No. 78814956                                     Department
                                            Account No. 50424025


                                  SAUL N. AND ELAINE S. SCHREIBER
                                    FAMILY TRUST


                                  By:  /s/ Saul Schreiber
                                      -------------------------------------

                        Address:  5501 N. 19th Avenue., Suite 331
                                  Phoenix, Arizona  85015

                                  DELAWARE CHARTER GUARANTEE
                                    & TRUST CUSTODIAN FBO DAVID H.
                                    MACCALLUM


                                  By:  /s/ David H. MacCallum
                                      -------------------------------------
                                      David H. MacCallum

                        Address:  64 East 66th Street
                                  New York, New York  10021


                                  DESERT ORTHOPEDICS AND
                                    REHABILITATION LTD.
                                    PROFIT SHARING PLAN


                                  By:  /s/ Saul Schreiber
                                      ------------------------------------

                        Address:  5501 N. 19th Avenue, Suite 331
                                  Phoenix, AZ  85015



                                  /s/ Samuel E. Navarro
                                  ------------------------------------
                                  Samuel E. Navarro

                        Address:  c/o UBS Securities
                                  299 Park Avenue
                                  New York, NY  10171



                                  /s/ Lori Gonye
                                  ------------------------------------
                                  Lori Gonye

                        Address:  c/o UBS Securities
                                  299 Park Avenue
                                  New York, NY  10171

                                  /s/ Kevin Kotler
                                 -------------------------------
                                 Kevin Kotler

                       Address:  c/o UBS Securities
                                 299 Park Avenue
                                 New York, NY  10171

                                     -21A-

                                  /s/ Jeffrey O'Donnell
                                 -------------------------------
                                 Jeffrey O'Donnell

                             FOUNDING STOCKHOLDERS*


                                BIONIX, B.V.



                                By: /s/ David Anderson
                                   -----------------------------------
                                    David Anderson, President


                      Address:  279B Great Valley Parkway
                                Malvern, PA  19355


                                /s/ David W. Anderson
                                -----------------------------------
                                David W. Anderson


                      Address:  27B Great Valley Parkway
                                Malvern, PA  19355


                                /s/ David H. MacCallum
                                -----------------------------------
                                David H. MacCallum


                      Address:  64 East 66th Street
                                New York, New York  10021

                              BERSHAD INVESTMENT GROUP, L.P.


                              By: /s/ David J. Bershad
                                 ---------------------------------------
                                 David J. Bershad
                                 Title:  General Partner

                    Address:  2 Stonebridge Road
                              Montclair, New Jersey


                              BTAR ASSOCIATES, L.P.

                              By:  STRATEGIC CONCEPTS, INC.,
                                   general partner


                              By: /s/ Anthony J. Dumun
                                 ------------------------
                                  Anthony J. Dimun
                                  Title:  President

                    Address:  46 Parsonage Hills Road
                              Short Hills, New Jersey  07078


                              TDW ASSOCIATES, LP

                              By: TDW III, Inc., general partner


                                  By:  /s/ Terence D. Wall
                                      -------------------------
                                       Terence D. Wall
                                       Title:  President

                   Address:   160 Lloyd Road
                              Montclair, New Jersey 07042



*David J. Bershad, LP, BTAR Associates, LP and TDW Associates, LP are deemed to be "Founding Stockholders" hereunder with respect to all shares of Bionix, Inc. owned by them other than shares purchased pursuant to the Series A Agreement.

                                     -24-